Exhibit 99.1

BRP Group, Inc. Appoints Barbara Matas and Joseph J. Kadow to Board of Directors

TAMPA, Fla. - February 13, 2020 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced the appointments of Barbara Matas and Joseph J. Kadow to its Board of Directors, effective immediately. Ms. Matas was formerly the Chairman of Citigroup’s Leveraged Finance business from 2013 until 2016. Mr. Kadow was formerly the Chief Legal Officer of Bloomin’ Brands, Inc. from 2005 until 2019.
Ms. Matas and Mr. Kadow’s appointments expand the size of BRP Group’s Board of Directors from five directors to seven directors. Ms. Matas brings to the Board extensive corporate finance and accounting experience in both public and private organizations. Mr. Kadow brings to the Board significant public company legal insight and expertise, as well as substantial experience serving as a director for publicly traded entities. Both Ms. Matas and Mr. Kadow are being appointed to the Audit Committee, while current Audit Committee member Chris Sullivan will step down, but continue to serve as a member of the Board.
“We are excited to have Barbara and Joe join our Board of Directors,” said Lowry Baldwin, Chairman of BRP Group’s Board of Directors. “Barbara’s addition will allow us to benefit from her wealth of knowledge gained from 35 years of corporate finance and banking experience, while Joe’s substantial legal expertise and tenure working with publicly traded companies will provide us with differentiated and vital insight to BRP Group as a newly public company. Their appointments further strengthen and complement our Board’s deep experience. We believe their additions will provide considerable value to the Board and BRP Group as we continue to execute on our long-term growth strategy.”
Prior to serving as Chairman of Citigroup’s Leveraged Finance business, Ms. Matas was Head and Co-Head of the group from 2006 to 2013. Ms. Matas joined Citicorp in 1985 and held various other leadership positions in leveraged finance and high yield capital markets at Citicorp, Salomon Brothers and Citigroup until 2006. She began her career as an auditor at Touche Ross. Ms. Matas has been a director of Apollo Investment Corporation since 2017, and a director of Sleep Number Corporation (formerly known as Select Comfort) since 2016. Ms. Matas holds a B.S. in accounting and quantitative analysis from New York University and an M.B.A. in corporate finance from the University of Michigan.
Before serving as Executive Vice President and Chief Legal Officer of Bloomin’ Brands, Inc., Mr. Kadow was Vice President and General Counsel of Bloomin’ Brands from 1994 until 2005. Bloomin’ Brands is the operator of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar. Prior to that, he served as a partner in the Orlando, Florida office of the national law firm, Baker Hostetler LLP. He is a past Chairman of the Board of Directors of the National Restaurant Association, and a member of the board of directors, audit committee and nominating and corporate governance committee of Habit Restaurants, Inc. Mr. Kadow received his Bachelor’s Degree in Accounting from the University of Scranton and his J.D. from the Dickinson School of Law at Pennsylvania State University.

ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 400,000 clients across the United States and internationally, with over 40 offices in seven states. For more information, please visit www.baldwinriskpartners.com.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s prospectus relating to its Registration Statement on Form S-1 (Registration Number 333-233908) filed with the SEC pursuant to Rule 424(b)(4) under the U.S. Securities Act of 1933, as amended, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032 | IR@baldwinriskpartners.com

PRESS
Rachel Carr, Marketing Director
Baldwin Risk Partners
(813) 418-5166 | Rachel.Carr@baldwinriskpartners.com